Exhibit 10.6.5
Summary of 2011 Incentive Plans
On December 14, 2010, the Human Resources Committee (the “Committee”) of the Pinnacle West Capital Corporation (“Pinnacle West”) Board of Directors (the “Board”) approved the Pinnacle West 2011 Annual Incentive Award Plan (the “PNW Plan”), which provides an incentive award opportunity for Donald E. Brandt, the Chairman of the Board, President, and Chief Executive Officer of Pinnacle West and the Chairman of the Board and Chief Executive Officer of Arizona Public Service Company (“APS”). On December 15, 2010, the Board, acting on the recommendation of the Committee, approved the APS 2011 Annual Incentive Award Plan (the “APS Plan”) and the APS 2011 Annual Incentive Award Plan for PVNGS Employees (the “Palo Verde Plan”), which provide incentive award opportunities for Pinnacle West and APS employees, including the following “named executive officers” from the 2010 Proxy Statement: James R. Hatfield, Senior Vice President, Chief Financial Officer and Treasurer; Randall K. Edington, Executive Vice President and Chief Nuclear Officer of APS; David P. Falck, Executive Vice President, General Counsel and Secretary; and Donald G. Robinson, President and Chief Operating Officer of APS. The PNW Plan, the APS Plan, and the Palo Verde Plan are referred to collectively herein as the “2011 Plans.”
No incentive payments will be awarded under the PNW Plan or the APS Plan unless Pinnacle West, with respect to Mr. Brandt, and APS, with respect to Messrs. Hatfield, Falck and Robinson, achieves a specified threshold earnings level. No incentive payment will be awarded under the Palo Verde Plan with respect to Mr. Edington unless the Palo Verde Nuclear Generating Station (“Palo Verde”) achieves specified threshold business unit performance goals. The Committee may evaluate the impacts of unusual or nonrecurring adjustments to earnings in determining whether any earnings level has been met for purposes of the 2011 Plans, and the impacts of any sale or disposal of real estate development operations will be excluded for purposes of the PNW Plan.
The award opportunity for Mr. Brandt under the PNW Plan is based on the achievement of specified 2011 Pinnacle West earnings levels and the award opportunity for Mr. Robinson under the APS Plan is based on the achievement of specified 2011 APS earnings levels. The awards achieved may be further adjusted by the Committee based upon its evaluation of each officer’s individual performance. Mr. Brandt has an award opportunity of up to 50% of his base salary if the threshold earnings level is met, up to 100% of his base salary if a target earnings level is met, and up to 150% of his base salary if a maximum earnings level is met, before adjustment for individual performance. Mr. Robinson has an award opportunity of up to 37.5% of his base salary if the threshold earnings level is met, up to 75% of his base salary if a target earnings level is met, and up to 150% of his base salary if a maximum earnings level is met, before adjustment for individual performance. In considering each officer’s individual performance, the Committee may take into account factors such as shareholder value creation, customer service, financial strength, operating performance and safety.

The award opportunities for Messrs. Hatfield and Falck under the APS Plan and for Mr. Edington under the Palo Verde Plan are based on the achievement of specified 2011 APS earnings levels and specified business unit performance goals. The awards achieved may be further adjusted by the Committee, with input from the Chief Executive Officer, based upon its evaluation of each officer’s individual performance. Messrs. Hatfield and Falck have a target award opportunity of up to 50% of their base salary. Messrs. Hatfield and Falck may earn less than the target amount or more, up to a maximum award opportunity of up to 100% of their base salary, depending on the achievement of the earnings and business unit performance goals separately or in combination, and before adjustment for individual performance. Mr. Edington has an award opportunity of 12.5% of his base salary up to 100% of his base salary depending on the achievement of the earnings and business unit performance goals, separately or in combination, and before adjustment for individual performance. The business unit performance measures that will be considered for Messrs. Hatfield and Falck are derived from APS’ critical areas of focus as provided in its Strategic Framework: customers and communities, employees, operational excellence and shareholder value. In considering each officer’s individual performance, with input from the Chief Executive Officer, the Committee may take into account factors such as shareholder value creation, customer service, financial strength, operational performance and safety. The business unit performance indicators that will be considered for Mr. Edington are in the areas of safety, employee performance, achievement of operational metrics for Palo Verde, performance improvement in key areas, and cost management.